                                                                   EXHIBIT 10.13

SHAREHOLDERS AGREEMENT entered into as of the 4th day of February, 2000.



BETWEEN INFECTIO DIAGNOSTIC (I.D.I.) INC., a corporation incorporated under the laws of the Province of Quebec ("IDI")



AND CEPHEID, a corporation incorporated under the laws of the state of California ("Cepheid")



AND ARIDIA CORP., a corporation incorporated under the laws of the Province of Nova Scotia ("Corporation")



WHEREAS the Corporation is a company incorporated under the Nova Scotia Companies Act by Certificate of Incorporation dated the 4th day of February, 2000, and is qualified as a Nova Scotia Unlimited Liability Company;

WHEREAS the share capital of the Corporation consists of a limited number of 1,000,000 common shares of which 200 common shares have been issued and are presently outstanding and registered as follows:



               NAME                                       COMMON SHARES
               ----                                       -------------
               IDI                                             100

               Cepheid                                         100



WHEREAS IDI and the Corporation have entered concurrently with the execution of this Agreement into a License and Supply Agreement;

WHEREAS Cepheid and the Corporation have entered concurrently with the execution of this Agreement into a License and Supply Agreement;

WHEREAS the parties wish to enter into this Agreement in order to record their mutual understanding as to the manner in which the affairs of the Corporation shall be conducted and to provide for their respective rights and obligations;

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the parties hereby agree as follows:


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                                    ARTICLE 1

                                 INTERPRETATION



1.1   DEFINITIONS

      The capitalized words and expressions used in this Agreement or in its Schedules, or in any deed or agreement supplemental or ancillary hereto, unless there be something in the subject or the context inconsistent therewith, shall have the meanings respectively:

      "AFFILIATE" shall mean any corporation or other business entity controlled by or in common Control of a party. "Control" as used herein means ownership directly or through one or more Affiliates, of fifty percent (50%) or more of the shares of the share capital entitled to vote for the election of directors, in the case of any corporation, or fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a party controls or has the right to control the board of directors or equivalent governing body of a corporation other entity.

      "AUDITORS" means the auditors of the Corporation appointed pursuant to the provisions of Section 3.6 hereof;

      "BOARD" means the board of directors of the Corporation;

      "BUSINESS DAY" means any day excluding Saturday, Sunday and any other day which in the city of Quebec, Canada or in the State of California is a legal holiday or a day on which financial institutions are authorized by law or by local proclamation to close;

      "CEPHEID DIRECTOR" means the Directors appointed pursuant to the provisions of subsection 3.2.1 hereof;

      "CEPHEID LICENSE" means the License and Supply Agreement between Cepheid and the Corporation dated February 4, 2000;

      "COLLABORATION AGREEMENT" means the Joint Technology and Collaboration Agreement between IDI, Cepheid and the Corporation dated February 4, 2000;

      "CONTROL" means ownership directly or through one or more Affiliates, of fifty percent (50%) or more of the shares of the share capital entitled to vote for the election of directors, in the case of any corporation, or fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a party controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity;

      "DIRECTOR" or "DIRECTORS" means a member or the members of the Board;

      "EFFECTIVE DATE" means February 4, 2000;

      "FISCAL YEAR" shall have the meaning ascribed to such term in Section
      3.2.8 hereof;


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                                      -3-


      "HEADS OF AGREEMENT" means the Heads of Agreement between IDI and Cepheid dated August 5, 1999;

      "IDI DIRECTORS" means the directors appointed pursuant to the provisions of subsection 3.2.1 hereof;

      "IDI LICENSE" means the License and Supply Agreement between IDI and the Corporation dated February 4, 2000;

      "LIEN" means any interest in property or the income or profits therefrom securing an obligation owed to, or a claim by, a Person other than the owner (which for the purposes hereof shall include a possessor under a title retention agreement and a lessee under a lease hereinbelow described) of such property, whether such interest is based on civil law, common law, statute or contract, and including but not limited to any security interest, hypothec, mortgage, pledge, lien, claim, charge, cession, transfer, assignment, encumbrance, title retention agreement, lessor's interest under a lease which would be capitalized on a balance sheet of the owner of such property or analogous interest in, of or on any property or the income or profits therefrom of a Person;

      "PERSON OR PERSON" means any individual, company, corporation, partnership, firm, trust, sole proprietorship, government or entity howsoever designated or constituted;

      "SHARES" means shares in the share capital of the Corporation which have been issued and are outstanding at any time and from time to time;

      "SHAREHOLDERS" means the parties to this Agreement and each Person to whom any Shares may at any time and from time to time be issued, each transferee of Shares and the respective representatives, administrators, successors and assigns of each of the above-mentioned Persons;

      "THIS AGREEMENT", the "AGREEMENT", "HERETO", "HEREIN", "HEREBY", "HEREUNDER" and similar expressions mean or refer to this Shareholders Agreement as amended from time to time and any indenture, agreement or instrument supplemental or ancillary hereto or in implementation hereof, and the expressions "SECTION", "SUBSECTION" and "CLAUSE" followed by a number or letter mean and refer to the specified section, subsection or paragraph of this Agreement;

1.2   GENERAL INTERPRETATION

      Unless there be something in the subject or the context inconsistent therewith, words importing the singular only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine gender, and vice versa, and all references to dollars shall mean Canadian dollars, the legal currency of Canada.

1.3   DIVISION INTO ARTICLES

      The division of this Agreement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of titles are only meant to be reference and do not affect the meaning or the interpretation of this Agreement.


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                                      -4-


1.4   ACCOUNTING PRINCIPLES

      All calculations required to be made under the terms hereof and all financial statements shall be prepared in accordance with the generally accepted accounting principles applied in Canada on a consistent basis.

1.5   GOVERNING LAW

      This Agreement and the interpretation and enforcement thereof shall be governed by the laws of the Province of Quebec without regard to any conflicts of law principles and the federal laws of Canada applicable therein.


                                    ARTICLE 2

                           PURPOSE OF THE CORPORATION



2.1   PURPOSE OF THE CORPORATION

      The Corporation was created by IDI and Cepheid in order to engage primarily in the business of developing, producing and exploiting a series of innovative human diagnostic systems and products for rapid identification of pathogens responsible for human infectious diseases based on the integration of proprietary technologies of IDI and Cepheid.




                                    ARTICLE 3

                 ORGANIZATION AND MANAGEMENT OF THE CORPORATION



3.1   SHAREHOLDERS

      The Shareholders shall each vote all Shares from time to time held by each of them and otherwise exercise their rights as Shareholders and, to the extent permitted by applicable law, cause their respective nominees to the Board to act, so that at all times the general provisions of the by-laws and the conditions, restrictions, limitations and prohibitions on the business and corporate affairs of the Corporation set forth in this Agreement shall apply and be given full effect.

3.2   GENERAL BY-LAWS

      The Articles of Association of the Corporation shall provide for the following continuing provisions with respect to the organization and management of the Corporation:

      3.2.1 Number of Directors

            The Board shall consist of 6 Directors who shall be nominated and elected as follows:

            (a) IDI shall be entitled to nominate and have elected 3 Directors (the "IDI Directors"); and

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                                      -5-




            (b) Cepheid shall be entitled to nominate and have elected 3 Directors (the "Cepheid Directors").

      3.2.2 Meetings of Directors

            Subject to the provisions of applicable law, the following procedures shall apply to meetings of Directors of the Corporation

            (a) Regular meetings of the Board shall be held at least 4 times per year, with a minimum period of 2 months and a maximum period of 3 months between each meetings. Other meetings of the Board shall be held at such time as may be requested by any Director;

            (b) A meeting of the Board may be called by any Director, provided at least 3 Business Days prior written notice is sent to all Directors. A Director may waive notice of a meeting of the Board, and the attendance of a Director at a meeting shall constitute a waiver of notice of the meeting (except where a Director attends a meeting for the express purpose of objecting to the transaction of business on the grounds that the meeting is not properly called) Meetings may be held by conference telephone call;

            (c)   A quorum of a meeting of the Board shall consist of 6
                  Directors;

      3.2.3 Unanimous Vote to Govern - Directors' Meetings

            All decisions of the Board shall be decided by the unanimous vote of all the Directors present in person.

      3.2.4 Ostensible Authority

            No officer or Director of the Corporation may enter into any contract for or on behalf of the Corporation which involves the payment or obligation by the Corporation of an aggregate amount in excess of $10,000, or has an aggregate term (including any renewal term or extended term) of more than 12 months, without the prior approval of the Board, evidenced by resolution of the said Board. The Shareholders shall take the appropriate measures to ensure that the officers and the Directors of the Corporation comply with this provision.

      3.2.5 Business transaction

            Until any vacancy on the Board is filled in accordance with Section 3.4, the Directors shall not transact any business.

      3.2.6 Meetings of Shareholders

            A meeting of the Shareholders may be called by the Board, provided at least 10 Business Days prior written notice is sent to the Shareholders. A Shareholder may waive notice of a meeting of the Shareholders, and the attendance of a Shareholder at a meeting shall constitute a waiver of notice of the meeting (except where a Shareholder attends a meeting for the express purpose of objecting to the transaction of business on the grounds that the meeting is not properly called).



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      3.2.7 Quorum of Meetings of Shareholders

            A quorum of a meeting of the Shareholders of the Corporation shall consist of all the Shareholders.

      3.2.8 Fiscal Year

            The fiscal year end of the Corporation shall be December 31 of each year.

      3.2.9 Amendment or repeal

            The Directors shall not make, amend or repeal any by-laws except if the Shareholders have unanimously voted for such by-law, amendment or repeal.

3.3   FIRST DIRECTORS

      The first IDI Directors shall be:

      Dr. Michel. G. Bergeron
      Dr. Pierre Coulombe
      Mr. Jacques Millette


      and the first Cepheid Directors shall be:

      Mr. Thomas L. Gutshall
      Mr. Cris McReynolds
      Dr. Kurt Petersen.

3.4   ELECTION, REMOVAL AND VACANCIES

      The Shareholders shall each vote the Shares from time to time held by each of them and otherwise exercise their rights to ensure that Directors are elected or appointed and maintained in office and vacancies on the Board are filled in conformity with the provisions of Section 3.2.1 hereof. Each of the Shareholders shall have the right to remove any Director previously proposed by it and, if requested to do so, the other Shareholder shall vote the Shares from time to time held by it for the removal of any such Director and in favor of any substitute proposed by the Shareholder requesting such removal.

3.5   OFFICERS

      The officers of the Corporation shall be:

      Dr. Pierre Coulombe                 President
      Mr. Thomas L. Gutshall              Chairman of the Board
      Mr. Francois Duchesneau             Secretary

      and such other officers as may be appointed from time to time by the Board. The officers of the Corporation shall be appointed annually.

3.6   AUDITOR

      PricewaterhouseCoopers LLP shall be the auditors of the Corporation. Each of the Shareholders may from time to time request the auditors to perform, at the cost of such Shareholder, accounting and auditing tasks in addition to those functions that the auditors would ordinarily perform.


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3.7   ACCOUNTING

      The books of account and all other financial records of the Corporation shall be kept and maintained at all times at the principal business office of the Corporation in the Province of Quebec. The Shareholders, or their agents, representatives and employees, shall be entitled to have access to and inspect all such books and records during normal business hours. They shall also be entitled, at their own expense, to obtain copies of such books and records.

3.8   CORPORATION

      The Corporation agrees to carry out and be bound by the provisions of this Agreement as it applies to it to the fullest extent permitted by law.

3.9   UNITED STATES TAX STATUS

      The Corporation shall make any election requested by Cepheid regarding its status as a corporation or a partnership for United Sates tax purposes.


                                    ARTICLE 4

               RESTRICTIONS ON TRANSFER OF SHARES AND EXIT RIGHTS

4.1   GENERAL RESTRICTION ON TRANSFER

      No Shareholder may sell, transfer, alienate or otherwise dispose or divest itself of or create, incur, assume or suffer to exist any Lien on all or part of its Shares except in conformity with the provisions of this
      Article 4.

4.2   EXIT RIGHTS

      Each of the Shareholders (the "Petitioner") shall be entitled at any time after 18 months after the Effective Date to send a written notice to the other Shareholder and the Corporation requesting the winding up of the Corporation (the "Winding up Notice"). The Shareholders and the Corporation agree in advance that the winding up of the Corporation shall be effective 6 months after the receipt by the other Shareholder and the Corporation of the Winding up Notice.

4.3   EFFECT OF WINDING UP NOTICE

      Upon the receipt by the other Shareholder and the Corporation of a Winding up Notice, the other Shareholder and the Corporation shall have 30 days to notify in writing the Petitioner that they will collaborate to wind up the Corporation, in which case the winding up of the Corporation shall be effective 180 days after receipt of the Winding up Notice.

      4.3.1 Rules of voluntary winding up

            If the other Shareholder and the Corporation have agreed to collaborate to voluntary wind up the Corporation, the following rules shall apply:

            (a) The Shareholders and the Corporation shall take all acts necessary or useful to voluntary wind up the Corporation within 180 days after the receipt of the Winding up Notice.



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            (b)   The Corporation shall carry on business until 180 days after receipt by a Shareholder and the Corporation of the Winding up Notice. At the expiration of the 180 day period, the Corporation shall cease to carry on business except to the extent necessary for the finalization of the winding up of the Corporation.

            (c) During the 180 day period, the Corporation shall take all appropriate measures to complete the sale of any Collaborative Products and Products to third party pursuant to any then outstanding agreements and the Shareholders agree to negotiate in good faith to restructure any agreements to which the Corporation was a party for the distribution and sale of the Collaborative Products and Products or to put in place new agreements to enable continued supply of the Collaborative Products and Products sold by the Corporation to a third party distributor after the Corporation has ceased to carry on business.

      4.3.2 Expiration of the 180 day period

            At the expiration of the 180 day period:

            (a) The Corporation shall cease to use IDI Intellectual Property and Cepheid Intellectual Property.

            (b) IDI shall have a fully paid-up, worldwide license under Cepheid Intellectual Property to use, offer to sell and sell products based upon Cepheid Intellectual Property in the Field, which license shall be in conformity with the terms and conditions of the Cepheid License.

            (c) Cepheid shall have a fully paid-up worldwide license under IDI Intellectual Property to use, offer to sell and sell products based upon IDI Intellectual Property in the Field, which license shall be in conformity with the terms and conditions of the IDI License.

            (d) Cepheid and IDI will negotiate in good faith for supply agreements pursuant to which IDI would supply Cepheid with IDI Products and Cepheid would supply IDI with Cepheid Products.

4.4   APPLICATION TO THE COURT

      If the other Shareholder and/or the Corporation have (i) failed within the 30 day period set forth in Subsection 4.3.1 to notify the Petitioner that they will collaborate in the winding up of the Corporation, (ii) notified the Petitioner that they will not collaborate in the winding up of the Corporation, or (iii) notified the Petitioner that they will collaborate in the winding up of the Corporation but failed to do so at the satisfaction of the Petitioner, then the parties hereby irrevocably agree that upon application to the Trial Division of the Supreme Court of the Province of Nova Scotia, the Court shall render an order for winding up of the Corporation according to the rules set forth in Section 4.3 and in accordance with the Companies Winding Up Act (Nova Scotia).

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                                      -9-


4.5   SALE, MERGER AND ACQUISITION OF CONTROL

      In addition to the Exit Rights provided in Section 4.2 and following, a Shareholder may send at any time a Winding up Notice to the other Shareholder and the Corporation in the event of (i) the transfer or sale of all or substantially all of the asset of the other Shareholder, (ii) the merger of the other Shareholder with a third party; (except for mergers solely for the purpose of changing the legal domicile of a party) or (iii) the acquisition by a third party of the Control of the other Shareholder and the provisions of Sections 4.3 and 4.4 shall apply to any such Winding up Notice.

4.6   NO REGISTRATION

      Without prejudice to any other recourses that may be exercised in such a case, any Lien created, incurred, assumed or suffered to exist, directly or indirectly, in contravention of this Agreement, and any sale, transfer, assignment, alienation or other disposition of the Shares effected in contravention hereof (whether directly or indirectly) shall, for all intents and purposes, with regard to the other Shareholder and the Corporation, be null, void and without effect and shall not be registered in the books of the Corporation, any such registration being without effect

4.7   LEGEND OF SHARE CERTIFICATES

      All of the share certificates of the share capital of the Corporation shall bear the following conspicuous inscription:

            "Ownership, conveyance and encumbrance of the Shares represented by this certificate are subject to the terms of the Shareholders Agreement dated February 4, 2000."

4.8   DEFINITIONS

      All terms used in this Article 4 which are defined in the Collaboration Agreement, the IDI License and the Cepheid License are used herein with the meanings defined therein.




                                    ARTICLE 5

                                 CONFIDENTIALITY



5.1   UNDERTAKING

      The Shareholders hereby acknowledge and agree that they have been and will be given access to or otherwise come into contact with information relating to the businesses, operations, properties, assets, liabilities and financial conditions of the Corporation, of business partners of the Corporation, of a Shareholder or of a shareholder of a Shareholder, including without limitation, information relating to business plans and ideas, trade secrets, invention, processes, methods, know-how, policies, materials, results of operations, financial and statistical information, personnel data and customer, supplier and price lists, which are considered by

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      the Corporation, the business partner of the Corporation, the Shareholder or the shareholder of a Shareholder, as the case may be, to be valuable, secret and confidential (hereinafter referred to as the "Confidential Information"). Each of the Shareholders hereby agrees that it will not, for any purpose, at any time that it is a Shareholder and for a period of 5 years following the date upon which it ceases to be a Shareholder, allow one of its shareholders, directors, officers, employees or agents during the same period, to make public, disclose, divulge, furnish, transfer, sell, release or otherwise make available to any Person, firm, association, partnership, syndicate, company or corporation any of the Confidential Information or otherwise use any of the Confidential Information or allow any of the Confidential Information to be used for any purpose other than, during the period during which a party hereto remains a Shareholder, for the purposes of advancing the interests of and for the entire benefit of the Corporation.

      The foregoing non-use and non-disclosure obligations assumed by each party shall not apply to information which (i) was in its possession prior to the date of execution of the Heads of Agreement, (ii) is disclosed to it by a third party not bound by obligations of confidentiality to the party disclosing the information or to any third party, or (iii) is generally available to the public.

5.2   SURVIVAL

      The undertaking set forth in Section 5.1 shall survive and continue in full force the winding up of the Corporation.




                                    ARTICLE 6

                                  MISCELLANEOUS



6.1   SUCCESSORS AND ASSIGNS

      The provisions of this Agreement shall, except as otherwise provided herein, enure to the benefit of and be binding upon the parties hereto and their respective representatives, successors assigns and each and every Person so bound shall make, execute and deliver all documents necessary to carry out this Agreement.

6.2   NOTICES

      Any notice or other communication to be given hereunder may be effectively given to a party by delivering the same at the addresses hereinafter set forth or by sending the same by prepaid registered mail, prepaid courier or telecopy or e-mail (in the case of telecopy or e-mail with confirmation of receipt) to such party at such addresses. Any notice so mailed shall be deemed to have been received on the third Business Day following the mailing thereof and if given by delivery or telecopy the same shall be deemed to have been received upon delivery or upon transmission. The mailing and telecopy address of the parties for the purpose hereof shall be:



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                                      -11-



      (a)   as to the Corporation:
            ---------------------

               Aridia Corp.
               2050 Rene-Levesque Blvd. West
               4th floor
               Sainte-Foy, Quebec
               G1V 2K8
               Attention: Dr. Pierre Coulombe
               Facsimile: (418) 681-5254

               And copy to: Thomas L. Gutshall
               Facsimile: (408) 541-4192

      (b)   as to IDI:
            ---------

               Infectio Diagnostic (I.D.I.) Inc.
               2050 Rene-Levesque Blvd. West
               4th floor
               Sainte-Foy, Quebec
               G1V 2K8
               Attention: Dr. Pierre Coulombe
               Facsimile: (418) 681-5254

      (c)   as to Cepheid:
            -------------

               Cepheid
               1190 Borregas Avenue
               Sunnyvale, CA, 94089-1302
               Attention: Thomas L. Gutshall
               Facsimile: (408) 541-4192


6.3   WAIVERS

      The rights and remedies of the Shareholders under this Agreement shall be cumulative and not exclusive of any rights or remedies which they would otherwise have and no failure or delay by any Shareholder in exercising any right shall operate as a waiver thereof, not shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

6.4   AMENDMENTS

      This Agreement may be amended only by written agreement duly executed by all the parties hereto.

6.5   TIME OF ESSENCE

      Time shall be of the essence of this Agreement.



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6.6   COUNTERPARTS

      This Agreement may be executed in one or more counterparts each of which when so executed shall be deemed to be an original and such counterparts together shall constitute but one of the same instrument.

6.7   SEVERABILITY

      Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or unenforceability of such provision in any other jurisdiction.

6.8   REPLACEMENT OF HEADS OF AGREEMENT

      The present Agreement replaces and supersedes the Heads of Agreement and all other verbal or oral agreements, understandings and undertakings between the parties hereto relating to the transaction contemplated herein.

6.9   LANGUAGE

      The parties hereto have expressly required that this Agreement and all deeds, documents and notice relating thereto be drafted in the English Language. Les parties aux presentes ont expressement exige que la presente convention et tous les autres contrats, documents ou avis qui y sont afferents soient rediges en langue anglaise.

6.10  CONFLICT

      In the event of any conflict between the provisions of this Agreement on the one hand and the Memorandum and Articles of Association on the other, the provisions of this Agreement shall govern. Each Shareholder agrees to vote or cause to be voted the Shares owned by him as necessary so as to cause the Memorandum and Articles of Association to be amended to resolve any such conflict in favor of the provisions of this Agreement.


      IN WITNESS WHEREOF this Agreement has been executed on the date hereinabove first set forth.


INFECTIO DIAGNOSTIC (I.D.I.) INC.            ARIDIA CORP.


Per: /s/ DR. PIERRE COULOMBE                 Per: /s/ DR. PIERRE COULOMBE
    ----------------------------                 -----------------------------
      Dr. Pierre Coulombe                          Dr. Pierre Coulombe

CEPHEID
                                             Per: /s/ THOMAS L. GUTSHALL
                                                 -----------------------------
                                                     Thomas L. Gutshall
Per:   /s/ THOMAS L. GUTSHALL
    ------------------------------
        Thomas L. Gutshall